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                                                                   Exhibit 4.4

                         NEXSTAR PHARMACEUTICALS, INC.,

                             GILEAD SCIENCES, INC.

                                     AND

                 IBJ WHITEHALL BANK & TRUST COMPANY, AS TRUSTEE



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                          FIRST SUPPLEMENTAL INDENTURE

                            DATED AS OF JULY 29, 1999

                                       TO

                                   INDENTURE

                            DATED AS OF JULY 31, 1997



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                                   RELATING TO

                           NEXSTAR PHARMACEUTICALS, INC.

                  6-1/4% CONVERTIBLE SUBORDINATED DEBENTURES

                                    DUE 2004

    FIRST SUPPLEMENTAL INDENTURE (the "FIRST SUPPLEMENTAL INDENTURE"), dated as of July 29, 1999, by and among NEXSTAR PHARMACEUTICALS, INC., a Delaware corporation (the "COMPANY"), GILEAD SCIENCES, INC., a Delaware corporation ("GILEAD"), and IBJ WHITEHALL BANK & TRUST COMPANY, a New York banking corporation, formerly known as IBJ Schroder Bank & Trust Company (the "TRUSTEE").

                              RECITALS OF THE COMPANY

    WHEREAS, the Company has duly issued its 6-1/4% Convertible Subordinated Debentures Due 2004 (the "SECURITIES") in the initial aggregate principal amount of $80,000,000, pursuant to an Indenture (the "INDENTURE"), dated as of July 31, 1997, between the Company and the Trustee; and

    WHEREAS, Gilead, Gazelle Acquisition Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Gilead ("MERGER SUB"), and the Company have entered into an Agreement and Plan of Merger, dated as of February 28, 1999 (the "MERGER AGREEMENT"), pursuant to which Merger Sub will merge with and into the Company and the Company will be the surviving corporation and will become a wholly owned subsidiary of Gilead (such events being referred to as the "MERGER"); and

    WHEREAS, pursuant to the Merger each outstanding share of Common Stock, par value $0.01 per share, of the Company (the "NEXSTAR COMMON STOCK") will be converted into 0.3786 fully paid and nonassessable shares of the Common Stock, par value $0.001 per share, of Gilead (the "GILEAD COMMON STOCK") (such fraction being referred to as the "EXCHANGE RATIO"), and cash in lieu of fractional shares; and

    WHEREAS, in the case of any merger of another Person into the Company,
Section 1311 of the Indenture requires that the Person resulting from such a merger shall execute and deliver to the Trustee a supplemental indenture providing for certain conversion rights to the holders of the Securities; and

    WHEREAS, Section 901(5) of the Indenture provides that the Company and Trustee may, when authorized by a Board Resolution, without the consent of any holders of Securities, enter into a supplemental indenture to make provision with respect to the conversion rights of Holders pursuant to the requirements of Section 1311 of the Indenture; and

    WHEREAS, in accordance with Section 102 and 801 of the Indenture, the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided in the Indenture relating to the proposed Merger have been complied with, and in addition, the Opinion of Counsel referenced in the immediately preceding sentence, in accordance with Section 903 of the Indenture, states that the execution of the First Supplemental Indenture is authorized or permitted by the Indenture; and

    WHEREAS, all acts and proceedings required by law and under the Indenture to constitute this First Supplemental Indenture a valid and binding agreement for the uses and purposes set forth herein, in accordance with its terms, have been done and taken, and the execution and


                                       1.
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delivery of this First Supplemental Indenture have been in all respects duly authorized by the Company; and

    WHEREAS, the foregoing recitals are made as representations of fact by the Company and not by the Trustee.

    NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, Gilead and the Trustee hereby agree as follows:

    1. For purposes of this First Supplemental Indenture, except as otherwise herein expressly provided or unless the context otherwise requires:
(i) the capitalized terms and expressions used herein shall have the same meanings as corresponding terms and expressions used in the Indenture and
(ii) the words "herein," "hereof" and "hereby" and other words of similar import used in this First Supplemental Indenture shall refer to this First Supplemental Indenture as a whole and not to any particular section thereof.

    2. From and after the effective time of the Merger, the Holder of each Security then outstanding shall have the right thereafter, during the period such Security shall be convertible as specified in Section 1301 of the Indenture, to convert such Security then Outstanding only into the number of shares of common stock of Gilead and cash, if any, receivable upon the Merger by a holder of the number of shares of Common Stock into which such Security might have been converted immediately prior to the Merger, assuming such holder of NeXstar Common Stock (i) is not a Person into which the Company merged or which merged into the Company (a "CONSTITUENT PERSON"), or an Affiliate of a Constituent Person and (ii) failed to exercise his rights of election, if any, as to the kind or amount of Common Stock and cash in lieu of fractional shares, receivable upon the Merger is not the same for each share of NeXstar Common Stock held immediately prior to the Merger by others than a Constituent Person or an Affiliate thereof and in respect to which such rights of election shall not have been exercised ("NON-ELECTING SHARE"), then for the purposes of Section 1311 of the Indenture, the number of shares of common stock of Gilead, and cash, if any, receivable upon the Merger shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-Electing Shares (the "DEBENTURE MERGER CONSIDERATION"). For events subsequent to the date of this First Supplemental Indenture, adjustments to the Debenture Merger Consideration shall be made as nearly equivalent as may be practicable to the adjustments to the Common Stock provided in Article 13 of the Indenture (the "CONVERSION ADJUSTMENTS"). The provisions of Section 1311 of the Indenture shall similarly apply to successive consolidations, mergers, sales or transfers.

    3. Gilead has no responsibility for the correctness of the recitals of fact herein contained which shall be taken as the statements of the Company and makes no representations as to the validity or sufficiency of this First Supplemental Indenture and shall incur no liability or responsibility in respect to the validity thereof. Gilead is a party to this First Supplemental Indenture solely for the purposes of agreeing, under paragraphs 1 and 2 above, that from and after the time of the Merger, for the purposes of Article 13 of the Indenture, (x) the Holder of each Security then Outstanding shall have the right thereafter, during the period such Security shall be convertible as specified in Section 1301 of the Indenture, to convert such Security then Outstanding only into the Debenture Merger Consideration (subject to paragraph 2 hereof and


                                       2.
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the Conversion Adjustments) and (y) Gilead shall deliver the Debenture Merger
Consideration (as so adjusted) to such Holder upon any such conversion.

    4. The Trustee has no responsibility for the correctness of the recitals of fact herein contained which shall be taken as the statements of the Company and makes no representations as to the validity or sufficiency of this First Supplemental Indenture and shall incur no liability or responsibility in respect to the validity thereof.

    5. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed, and all the terms, conditions and provisions thereof shall remain in full force and effect.

    6. This First Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated shall be bound hereby.

    7. This First Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, and all of such counterparts shall together constitute one and the same instrument.

    8. This First Supplemental Indenture shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be governed by and construed in accordance with such laws.


                                       3.
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    IN WITNESS WHEREOF, the parties have caused this First Supplemental
Indenture to be duly executed; all as of the day and year first above written.


                                       NEXSTAR PHARMACEUTICALS, INC.



                                       By: /s/ Mark L. Perry
                                           ----------------------------------
                                       Name:  Mark L. Perry
                                       Title: Secretary


                                       GILEAD SCIENCES, INC.



                                       By: /s/ Mark L. Perry
                                           ----------------------------------
                                       Name:  Mark L. Perry
                                       Title: Senior Vice President, Chief
                                              Financial Officer and General
                                              Counsel


                                       IBJ WHITEHALL BANK & TRUST COMPANY



                                       By: /s/ Luis Perez
                                           ----------------------------------
                                       Name:  Luis Perez
                                       Title: Assistant Vice President



                                       4.